UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

The Navigators Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-15886	13-3138397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, New York, NY	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 934-8999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 16, 2009, the Board of Directors of the Company adopted a stock repurchase program for up to $35,000,000 of the outstanding shares of its common stock, $.10 par value (the “Common Shares”), either in the open market or in privately negotiated transactions (the “Share Purchase Plan”). Such Common Shares may be purchased in whole or in part in any number of public or private transactions, on or before December 31, 2010. The purchase of Common Shares pursuant to the Share Purchase Plan will be made in accordance with federal securities laws and applicable Delaware corporate law. The timing and amount of the repurchase transactions under the program will depend on a variety of factors, including the trading price of the stock, market conditions and corporate and regulatory considerations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release issued by the Company dated November 16, 2009 announcing the adoption of the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By: /s/ Bruce J. Byrnes
Name: Bruce J. Byrnes
Title: Senior Vice President & General Counsel

Date: November 16, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 99.1	Press Release issued by the Company dated November 16, 2009 announcing the adoption of the stock repurchase program.

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